UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

UNISOURCE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Arizona	1-13739	86-0786732
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Church Avenue, Suite 100 Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

Shareholder Rights Agreement

A.	Expiration of Rights

The Board of Directors of UniSource Energy Corporation (“UniSource Energy”) has allowed all of the preferred share purchase rights (“Rights”) issued under the Rights Agreement, dated as of March 5, 1999, between UniSource Energy and The Bank of New York Mellon (formerly known as The Bank of New York), to expire in accordance with their terms at 5:00 P.M., New York time, on March 31, 2009. The Board has not adopted any policy concerning the adoption of any future shareholder rights plans.

B.	Description of Common Stock

The following “Description of Capital Stock” shall supersede all prior descriptions by UniSource Energy of its capital stock:

DESCRIPTION OF CAPITAL STOCK

GENERAL

The authorized capital stock of UniSource Energy presently consists of 76,000,000 shares, of which 75,000,000 shares are common stock without par value, and 1,000,000 shares are preferred stock without par value (“Preferred Stock”), (collectively, the “Shares”). As of March 15, 2009, there were 35,610,300 shares of common stock outstanding and no shares of Preferred Stock outstanding.

The following is a summary of certain rights and privileges of the holders of the Shares. This summary does not purport to be complete. The following information is qualified in its entirety by reference to UniSource Energy’s Amended and Restated Articles of Incorporation and to the laws of the State of Arizona.

COMMON STOCK

Dividend Rights. UniSource Energy may pay dividends on shares of common stock out of any funds legally available for payment, when and as declared by our Board of Directors. Payment of dividends may be subject to certain limitations specified with respect to the Preferred Stock, or any series of Preferred Stock.

Liquidation Rights. In the event of any dissolution or other winding up of UniSource Energy, whether voluntary or involuntary, the assets of UniSource Energy available for payment and distribution to shareholders shall be distributed ratably in accordance with their holdings to the holders of shares of the common stock. Those distributions may be subject to certain limitations specified with respect to the Preferred Stock, or any series of Preferred Stock.

Voting Rights. All voting power is vested in the holders of the common stock, except as otherwise specified with respect to the Preferred Stock, or any series of Preferred Stock. With respect to the election of directors and each other matter coming before any meeting of shareholders, each holder of the common stock shall be entitled to one (1) vote for each share of such stock outstanding in the name of that holder on the books of UniSource Energy.

Miscellaneous. The common stock has no preemptive or conversion rights or redemption or sinking fund provisions and the outstanding common stock is fully paid and non-assessable.

PREFERRED STOCK

Our Board of Directors has authority to divide the Preferred Stock into series and to determine the designation, preferences, and voting powers of the shares of each series so established and the restrictions and qualifications thereof, all to the extent and in the manner provided by law.

ARIZONA BUSINESS COMBINATION STATUTE

General. The Arizona business combination statute would limit our ability to engage in Business Combinations with Interested Shareholders (each as defined below).

“Business Combination” means any (A) merger or consolidation of UniSource Energy or any UniSource Energy subsidiary with an Interested Shareholder, (B) exchange of shares of UniSource Energy common stock or any UniSource Energy subsidiary for shares of an Interested Shareholder, or (C) sale, lease, transfer or other disposition to or with an Interested Shareholder of 10% or more of the consolidated assets of UniSource Energy.

“Interested Shareholder” means any person other than UniSource Energy or a UniSource Energy subsidiary that is either (A) a direct or indirect beneficial owner of 10% or more of the voting power of the outstanding UniSource Energy common stock or (B) an affiliate of UniSource Energy who at any time during the three years immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding UniSource Energy common stock.

“Share Acquisition Date” means the date that a person first becomes an Interested Shareholder of UniSource Energy.

Business Combinations Within Three Years After Share Acquisition Date. For three years after an Interested Shareholder’s Share Acquisition Date, UniSource Energy may not directly or indirectly engage in any Business Combination with an Interested Shareholder or any affiliate of an Interested Shareholder unless, before the Interested Shareholder’s Share Acquisition Date, a committee of disinterested directors approved either:

•	the Business Combination; or

•	the acquisition of common stock made by the Interested Shareholder on the Interested Shareholder’s Share Acquisition Date.

Business Combinations More Than Three Years After Share Acquisition Date. If a committee of disinterested directors has not approved the Business Combination or the acquisition of common stock as provided above, UniSource Energy may not directly or indirectly engage in any Business Combination with an Interested Shareholder or any affiliate of an Interested Shareholder unless:

•	the Business Combination is consummated no earlier than three years after the Interested Shareholder’s Share Acquisition Date, and before the Share Acquisition Date, the UniSource Energy Board of Directors approved either:

•	the Business Combination; or

•	the acquisition of common stock made by the Interested Shareholder on the Share Acquisition Date; or

•	the Business Combination is approved no earlier than three years after the Interested Shareholder’s Share Acquisition Date by the affirmative vote of a majority of the outstanding voting shares of UniSource Energy common stock (excluding shares of common stock beneficially owned by the Interested Shareholder or any affiliate thereof);

•	the Business Combination is consummated no earlier than three years after the Interested Shareholder’s Share Date and meets certain specified conditions designed to ensure against discriminatory pricing.

ARIZONA CONTROL SHARE ACQUISITION STATUTE

General. The Arizona control share acquisition statute would limit the voting rights of a person who acquires shares of UniSource Energy under certain circumstances in a control share acquisition (as defined below).

“Control Share Acquisition” means an acquisition, directly or indirectly (in one or more transactions within 120 days or pursuant to a plan), by a person of beneficial ownership of shares of UniSource Energy common stock that would, but for the limitations in the control share acquisition statute, entitle the acquiring person to exercise a new range of voting power within the following specified ranges: (A) at least 20% but less than 33-1/3%, (B) at least 33-1/3% but less than or equal to 50% and (C) over 50%.

Information Statement. Within ten days after a Control Share Acquisition, the acquiring person must deliver to the corporation an information statement specifying, among other things, the range of voting power in the election of directors that, but for the limitations in the statute, the acquiring person believes would result from the Control Share Acquisition. At the time of delivery of the information statement, the acquiring person may request that a special meeting of shareholders be called to consider the voting rights of “excess” shares (referred to below).

Limitation on Voting Rights of “Excess” Shares. To the extent that shares of UniSource Energy common stock acquired in a Control Share Acquisition exceed the threshold of voting power of any of the next specified range of voting power, such “excess” shares will have the same voting rights as other shares of UniSource Energy common stock for election of directors but will not have the right to vote on other matters unless approved by a shareholder resolution at an annual or special meeting. Such resolution must be approved by the affirmative vote of a majority of the outstanding voting shares of UniSource Energy common stock (excluding shares owned by the acquiring person, its affiliates or any officer or director of UniSource Energy).

Financing Agreement. The status of voting rights of “excess” shares is not required to be presented for consideration at any meeting of shareholders unless, at the time of delivery of the information statement referred to above, the acquiring person has entered into a definitive financing agreement for any financing of the acquisition not to be provided by monies of the acquiring person.

Redemption by UniSource Energy. If an acquiring person fails to deliver the required information statement within ten days after a Control Share Acquisition or if the UniSource Energy shareholders have voted not to accord voting rights to an acquiring person’s “excess” shares referred to above, then UniSource Energy may call for the redemption of such “excess” shares at the fair market value of those shares at the time the call for redemption is given.

ANTITAKEOVER EFFECT

The provisions of Arizona Law described above, individually or collectively, may discourage, deter, delay or impede a tender offer or other attempt to acquire control of UniSource Energy even if the transaction would result in the shareholders receiving a premium for their shares over current market prices or if the shareholders otherwise believe the transaction would be in their best interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNISOURCE ENERGY CORPORATION

Date: April 1, 2009	/s/ Kevin P. Larson

Kevin P. Larson
Senior Vice President and Chief Financial Officer